Exhibit 32.1
SECTION 1350 CERTIFICATION
     In connection with the Quarterly Report of DSW Inc. (the “Company”) on Form 10-Q for the period ending October 29, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jay L. Schottenstein, Chief Executive Officer and Chairman of the Board of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

December 8, 2005	/s/ Jay L. Schottenstein

Jay L. Schottenstein
Chief Executive Officer and Chairman of the Board
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.